UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 5, 2015
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FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	2000 University Avenue, Suite 600, East Palo Alto, CA	94303
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-282-3228

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On November 5, 2015, Michael Eisenberg, notified the Board of Directors of Finjan Holdings, Inc. (the “Company”) of his intention to resign as a director of the Company, effective as of November 5, 2015. Mr. Eisenberg’s resignation was not the result of any disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

(d)    On November 5, 2015, the Board of Directors of Finjan Holdings, Inc. (the “Company”) appointed Gary Moore as a Class 3 Director of the Company to fill a vacancy on the Board created upon the resignation of Mr. Eisenberg, to hold office until the election of his duly elected and qualified successor or until his earlier resignation or removal. Mr. Moore is not expected to serve on any of the Board’s Committees. In connection with such appointment to the Board, the Company also awarded Mr. Moore 600,000 restricted stock units (“RSUs”) under the Company’s 2014 Incentive Compensation Plan (the “2014 Plan”), which award (i) shall be subject to approval by the Company’s stockholders of an amendment to the 2014 Plan (A) to increase the shares authorized under the 2014 Plan sufficient to issues the requisite shares upon the vesting of such RSUs and (B) and to make such other changes to the 2014 Plan to allow for the grant of such RSUs, and (ii) shall vest over three years, in accordance with the following vesting schedule: one-third of the RSUs to vest on the one year anniversary of Mr. Moore’s first date on the Board, November 5, 2015 (the “Director Start Date”), and an additional 8.33% of the RSUs to vest every three calendar months following the one year anniversary of the Director Start Date.

There are no arrangements or understandings between Mr. Moore and any other person pursuant to which he was elected as a director. There are no transactions in which Mr. Moore has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended.

Mr. Moore served most recently as President and COO of Cisco, a position he held since 2012. He was named Cisco’s first COO in 2011. He joined Cisco in 2001 as the Senior Vice President of the Advanced Services Division. Prior to joining Cisco, Mr. Moore was President and CEO of Netigy, a network consulting business. Mr. Moore began his career at Electronic Data Systems (EDS) where he held a number of executive roles during his 26-year career.

A copy of the press release announcing Mr. Moore’s appointment as a Class 3 Director filling the vacancy created by Mr. Eisenberg’s resignation is filed herewith as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 5, 2015, entitled “Finjan Announces Appointment of Gary Moore to its Board of Directors – Gary Moore, Previous President and COO of Cisco, to replace Michael Eisenberg.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: November 6, 2015	By:	/s/ Philip Hartstein
Philip Hartstein
President & Chief Executive Officer